UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2026

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive office) (Zip Code)

(303) 993-5271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BNC	Nasdaq Capital Market
Warrants to purchase Common Stock	BNCWW	Nasdaq Capital Market
Preferred stock purchase rights		Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 26, 2026, CEA Industries Inc. (the “Company”) issued a press release providing an update on the status of the efforts by the Board of Directors of the Company to renegotiate the Company’s Asset Management Agreement with 10X Capital Asset Management LLC.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished to the SEC, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 26, 2026
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CEA Industries Inc.

Dated:	March 26, 2026	By:	/s/ David Namdar
		Name:	David Namdar
		Title:	Chief Executive Officer